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                                                                     EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

First Health Group Corp.:

We consent to the incorporation by reference in the Registration Statements of First Health Group Corp. (formerly HealthCare COMPARE Corp.) on Form S-8, (file numbers 33-26639, 33-26640, 33-42902, 33-43806, 33-43807, 33-87986, 33-62747
and 333-31893) of our reports, dated February 23, 1998 appearing in and incorporated by reference in the Annual Report on Form 10-K of First Health Group Corp. for the year ended December 31, 1997.



DELOITTE & TOUCHE LLP
Chicago, Illinois
March 25, 1998